Exhibit 99.1

Contact:

Kenneth Smith

Chief Financial Officer

716.826.6500 ext. 3217

kwsmith@gibraltar1.com

Gibraltar Reports Third-Quarter Financial Results

Buffalo, New York, November 1, 2012 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of products for building and industrial markets, today reported its financial results for the three and nine month periods ended September 30, 2012. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.

Third Quarter Financial Results

Gibraltar’s net sales for the third quarter of 2012 were $205.5 million compared to $220.1 million for the third quarter of 2011. Net income was $7.0 million, or $0.23 per diluted share, compared with $7.4 million, or $0.24 per diluted share, in the third quarter of 2011. The third-quarter 2012 results include after-tax special charges of $0.4 million, or $0.01 per diluted share, resulting primarily from exit activity costs related to business restructuring. Net income for the third quarter of 2011 included after-tax special charges totaling $0.4 million, or $0.02 per diluted share, primarily consisting of exit activity costs and acquisition costs. Excluding these items, third-quarter 2012 adjusted net income was $7.4 million, or $0.24 per diluted share, compared with $7.8 million, or $0.26 per diluted share, in the third quarter of 2011.

Management Comments

“We continued to experience sluggish economic conditions and an uneven, regional recovery across North America, while Euro-zone economies showed continuing weakness in the third quarter,” said Chairman and Chief Executive Officer Brian Lipke. “While these conditions are expected to improve, they did weigh on our third quarter results. Nonetheless, we continued to improve the operating efficiencies across the Company, including those associated with the consolidation of our West Coast operations.

“Our top-line results this quarter reflected mixed conditions in the markets we serve,” said Henning Kornbrekke, President and Chief Operating Officer. “Slow residential repair and remodeling activity coupled with unusual weather patterns had a negative effect on the building industry, including roofing activity, which impacted our business in the third quarter. Growth in non-residential construction also moderated and weak economic conditions in Europe lowered demand for our filtration and other industrial products. While housing starts are rebounding and forecasts suggest a continued pickup in the new housing market, many of our residential products are ordered at later stages of a home’s completion. And while residential repair and remodeling activity remains relatively unchanged, consumers are expected to become more active in the market as economic uncertainty is lifted.”

“We continued to capitalize on pockets of growth in the third quarter,” Kornbrekke said. “Our public infrastructure business continues to perform well. Funding remains positive for the road and highway construction industry, providing the basis for higher levels of activity. We have already seen an increase in quoting activity and we anticipate an increase in the size of projects in our sales pipeline as we move into 2013. At the same time, our businesses that serve the North American oil and gas and industrial markets continue to see solid customer demand.”

Nine Month Financial Results

For the nine months ended September 30, 2012, total net sales were $617.4 million, compared to $592.5 million in the comparable 2011 period. Net income was $16.4 million, or $0.53 per diluted share, compared with $16.1 million, or $0.52 per diluted share, in the comparable period of 2011. The results for the first nine months of 2012 include after-tax special charges of $2.4 million, or $0.08 per diluted share, for acquisition-related costs and exit activity costs related to business restructuring. Net income for the first nine months of 2011 included after-tax special charges of $4.3 million, or $0.15 per diluted share, for acquisition-related costs, exit activity costs related to business restructuring, and equity compensation declined by Mr. Lipke. Excluding these items, adjusted net income in the first nine months of 2012 was $18.7 million, or $0.61 per diluted share, compared with $20.4 million, or $0.67 per diluted share, in the comparable period of 2011.

Liquidity and Capital Resources

•	Gibraltar’s liquidity increased again to $211 million as of September 30, 2012, a combination of cash on hand of $71 million and availability under the Company’s undrawn revolving credit facility.

•

Working capital management continued to be effective, as days of net working capital, which consists of accounts receivable, inventory and accounts payable, were 65 for the third quarter of 2012, compared with 62 days for the third quarter last year.

Outlook

“Gibraltar is well-positioned to resume its top-line growth when more of our end markets begin to experience meaningful recovery,” said Kornbrekke. “Our focus on providing our customers with new products, innovative marketing programs and outstanding customer service has enabled us to maintain or grow our market share in major product categories. In addition, over the past 18 months we have acquired new product lines that should enable us to penetrate a broader range of markets and channels, adding value to national customers.”

“With the costs of our West Coast business integration increasingly behind us, we are also well-positioned to deliver stronger profitability,” said Lipke. “We are continuing to execute on the strategy we put in place at the beginning of the housing downturn. This strategy is focused on improving our underlying operations, tightly controlling costs, and increasing the margin leverage in our business so that we can continue to deliver solid margins even at low demand levels in our major end markets.”

“Since late 2007 we have essentially reconfigured the business, reduced our annual operating expenses, managed commodity costs more effectively, and lowered our working capital by nearly half,” Lipke said. “At the same time, our positive cash flow has allowed us to reduce our borrowings by nearly half as well. Our strong balance sheet and liquidity have enabled us to rationalize and refocus Gibraltar’s business portfolio and product lines through strategic divestitures and acquisitions, and we are well-positioned to continue pursuing acquisition-driven growth. Despite the challenging conditions in our end markets, we continue to expect to deliver stronger financial results in 2012 than we did in 2011.”

Third-quarter Conference Call Details

Gibraltar has scheduled a conference call today to review its results for the third quarter of 2012, starting at 9:00 a.m. ET. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: http://www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.

About Gibraltar

Gibraltar Industries is a leading manufacturer and distributor of building products, focused on residential and nonresidential repair and remodeling, as well as construction of industrial facilities and public infrastructure. The Company generates more than 80% of its sales from products that hold the #1 or #2 positions in their markets, and serves customers across North America and Europe. Gibraltar’s strategy is to grow organically by expanding its product portfolio and penetration of existing customer accounts, while broadening its market and geographic coverage through the acquisition of companies with leadership positions in adjacent product categories. Comprehensive information about Gibraltar can be found on its website at http://www.gibraltar1.com.

Safe Harbor Statement

Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Non-GAAP Financial Data

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial data in this news release. Adjusted financial data excluded special charges consisting of restructuring primarily associated with the closing and consolidation of our facilities, acquisition-related costs, and surrendered equity compensation. These adjustments are shown in the Non-GAAP reconciliation of adjusted operating results excluding special charges provided in the financial statements that accompany this news release. We believe that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These adjusted measures should not be viewed as a substitute for our GAAP results, and may be different than adjusted measures used by other companies.

Next Earnings Announcement

Gibraltar expects to release its financial results for the three- and twelve-month periods ending December 31, 2012, on Friday, February 22, 2013, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine months Ended September 30,
	2012	2011	2012	2011
Net sales	$205,514	$220,096	$617,419	$592,466
Cost of sales	165,286	177,133	499,984	474,030

Gross profit	40,228	42,963	117,435	118,436
Selling, general, and administrative expense	24,479	24,602	78,370	75,463

Income from operations	15,749	18,361	39,065	42,973
Interest expense	4,688	4,869	13,989	14,321
Other (income) expense	(55)	15	(401)	(46)

Income before taxes	11,116	13,477	25,477	28,698
Provision for income taxes	4,094	6,094	9,091	12,628

Income from continuing operations	7,022	7,383	16,386	16,070
Discontinued operations:
Income (loss) before taxes	162	(276)	9	13,621
(Benefit of) provision for income taxes	(117)	193	(174)	6,563

Income (loss) from discontinued operations	279	(469)	183	7,058

Net income	$7,301	$6,914	$16,569	$23,128

Net income per share – Basic:
Income from continuing operations	$0.23	$0.24	$0.53	$0.53
Income (loss) from discontinued operations	0.01	(0.01)	0.01	0.23

Net income	$0.24	$0.23	$0.54	$0.76

Weighted average shares outstanding – Basic	30,765	30,554	30,739	30,474

Net income per share – Diluted:
Income from continuing operations	$0.23	$0.24	$0.53	$0.52
Income (loss) from discontinued operations	0.01	(0.01)	0.01	0.24

Net income	$0.24	$0.23	$0.54	$0.76

Weighted average shares outstanding – Diluted	30,838	30,639	30,834	30,620

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$71,127	$54,117
Accounts receivable, net of reserve	110,605	90,595
Inventories	109,239	109,270
Other current assets	12,828	14,872

Total current assets	303,799	268,854
Property, plant, and equipment, net	142,875	151,974
Goodwill	348,943	348,326
Acquired intangibles	90,680	95,265
Other assets	6,299	7,636

Total assets	$892,596	$872,055

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$73,217	$67,320
Accrued expenses	52,298	60,687
Current maturities of long-term debt	417	417

Total current liabilities	125,932	128,424
Long-term debt	206,614	206,746
Deferred income taxes	56,150	55,801
Other non-current liabilities	23,568	21,148
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares, 30,915 and 30,702 shares issued in 2012 and 2011	309	307
Additional paid-in capital	239,447	236,673
Retained earnings	246,006	229,437
Accumulated other comprehensive loss	(1,329)	(3,350)
Cost of 350 and 281 common shares held in treasury in 2012 and 2011	(4,101)	(3,131)

Total shareholders’ equity	480,332	459,936

Total liabilities & shareholders’ equity	$892,596	$872,055

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash Flows from Operating Activities
Net income	$16,569	$23,128
Income from discontinued operations	183	7,058

Income from continuing operations	16,386	16,070
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,838	19,515
Stock compensation expense	2,710	3,895
Non-cash charges to interest expense	1,186	1,689
Other non-cash adjustments	3,370	1,437
Increase (decrease) in cash resulting from changes in the following (excluding the effects of acquisitions):
Accounts receivable	(19,410)	(35,126)
Inventories	(646)	(11,503)
Other current assets and other assets	2,305	9,509
Accounts payable	6,134	13,898
Accrued expenses and other non-current liabilities	(5,257)	11,826

Net cash provided by operating activities of continuing operations	26,616	31,210
Net cash provided by (used in) operating activities of discontinued operations	119	(3,491)

Net cash provided by operating activities	26,735	27,719

Cash Flows from Investing Activities
Purchases of property, plant, and equipment	(6,852)	(7,838)
Cash paid for acquisitions, net of cash received	(2,705)	(107,605)
Purchase of other investment	—	(250)
Net proceeds from sale of businesses	—	59,029
Net proceeds from sale of property and equipment	417	978

Net cash used in investing activities of continuing operations	(9,140)	(55,686)
Net cash provided by investing activities of discontinued operations	—	2,089

Net cash used in investing activities	(9,140)	(53,597)

Cash Flows from Financing Activities
Proceeds from long-term debt	—	73,849
Long-term debt payments	(414)	(74,260)
Excess tax benefit from stock compensation	14	–
Net proceeds from issuance of common stock	52	10
Payment of deferred financing fees	(18)	(34)
Purchase of treasury stock at market prices	(970)	(826)

Net cash used in financing activities	(1,336)	(1,261)

Effect of exchange rate changes on cash	751	(672)

Net increase (decrease) in cash and cash equivalents	17,010	(27,811)
Cash and cash equivalents at beginning of year	54,117	60,866

Cash and cash equivalents at end of period	$71,127	$33,055

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended September 30, 2012
	As Reported In GAAP Statements	Acquisition Related Costs	Restructuring Costs	Adjusted Statement of Operations
Net sales	$205,514	$—	$—	$205,514
Cost of sales	165,286	(58)	(201)	165,027

Gross profit	40,228	58	201	40,487
Selling, general, and administrative expense	24,479	(81)	(141)	24,257

Income from operations	15,749	139	342	16,230
Operating margin	7.7%	0.1%	0.2%	7.9%
Interest expense	4,688	—	—	4,688
Other income	(55)	—	—	(55)

Income before income taxes	11,116	139	342	11,597
Provision for income taxes	4,094	81	17	4,192

Income from continuing operations	$7,022	$58	$325	$7,405

Income from continuing operations per share – diluted	$0.23	$—	$0.01	$0.24

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended September 30, 2011
	As Reported In GAAP Statements	Acquisition Related Costs	Restructuring Costs	Adjusted Statement of Operations
Net sales	$220,096	$—	$—	$220,096
Cost of sales	177,133	—	(522)	176,611

Gross profit	42,963	—	522	43,485
Selling, general, and administrative expense	24,602	(156)	7	24,453

Income from operations	18,361	156	515	19,032
Operating margin	8.3%	0.1%	0.2%	8.6%
Interest expense	4,869	—	—	4,869
Other expense	15	—	—	15

Income before income taxes	13,477	156	515	14,148
Provision for income taxes	6,094	—	240	6,334

Income from continuing operations	$7,383	$156	$275	$7,814

Income from continuing operations per share – diluted	$0.24	$0.01	$0.01	$0.26

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Nine Months Ended September 30, 2012
	As Reported In GAAP Statements	Acquisition Related Costs	Restructuring Costs	Adjusted Statement of Operations
Net sales	$617,419	$—	$—	$617,419
Cost of sales	499,984	(207)	(3,080)	496,697

Gross profit	117,435	207	3,080	120,722
Selling, general, and administrative expense	78,370	(193)	(159)	78,018

Income from operations	39,065	400	3,239	42,704
Operating margin	6.3%	0.1%	0.5%	6.9%
Interest expense	13,989	—	—	13,989
Other income	(401)	—	—	(401)

Income before income taxes	25,477	400	3,239	29,116
Provision for income taxes	9,091	141	1,145	10,377

Income from continuing operations	$16,386	$259	$2,094	$18,739

Income from continuing operations per share – diluted	$0.53	$0.01	$0.07	$0.61

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Nine Months Ended September 30, 2011
	As Reported In GAAP Statements	Acquisition Related Costs	Surrendered Equity Compensation	Restructuring Costs	Adjusted Statement of Operations
Net sales	$592,466	$—	$—	$—	$592,466
Cost of sales	474,030	(2,467)	—	(1,697)	469,866

Gross profit	118,436	2,467	—	1,697	122,600
Selling, general, and administrative expense	75,463	(770)	(885)	(476)	73,332

Income from operations	42,973	3,237	885	2,173	49,268
Operating margin	7.3%	0.5%	0.1%	0.4%	8.3%
Interest expense	14,321	—	—	—	14,321
Other income	(46)	—	—	—	(46)

Income before income taxes	28,698	3,237	885	2,173	34,993
Provision for income taxes	12,628	1,054	—	926	14,608

Income from continuing operations	$16,070	$2,183	$885	$1,247	$20,385

Income from continuing operations per share – diluted	$0.52	$0.08	$0.03	$0.04	$0.67

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended June 30, 2012
	As Reported In GAAP Statements	Acquisition Related Costs	Restructuring Costs	Adjusted Statement of Operations
Net sales	$219,734	$—	$—	$219,734
Cost of sales	178,008	(89)	(1,113)	176,806

Gross profit	41,726	89	1,113	42,928
Selling, general, and administrative expense	25,433	(32)	(4)	25,397

Income from operations	16,293	121	1,117	17,531
Operating margin	7.4%	0.1%	0.5%	8.0%
Interest expense	4,627	—	—	4,627
Other income	(315)	—	—	(315)

Income before income taxes	11,981	121	1,117	13,219
Provision for income taxes	4,066	45	419	4,530

Income from continuing operations	$7,915	$76	$698	$8,689

Income from continuing operations per share – diluted	$0.26	$—	$0.02	$0.28